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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           __________________________

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the SECURITIES EXCHANGE ACT OF 1934

                          ___________________________




        Date of Report (Date of earliest event reported):  May 15, 1995



                              HADSON  CORPORATION
             (Exact name of registrant as specified in its charter)



           Delaware                              1-9891                             31-0679954
(State of other jurisdiction of           (Commission File Number)        (I.R.S. Employer Identification
         incorporation                                                                  No.)

         2777 Stemmons Freeway, Suite 700, Dallas, Texas                   75207
            (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code:  214/640-6800


                                 Not Applicable
         (Former name of former address, if changed since last report)
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ITEM 5.       OTHER EVENTS

              On May 15, 1995, the merger (the "LG&E Merger") of an indirect, wholly owned subsidiary of LG&E Energy Corp., a Kentucky corporation ("LG&E Energy") with and into the Company was consummated, with the Company being the surviving corporation in the LG&E Merger. Pursuant to the LG&E Merger, each share of the Company's common stock, $.01 par value per share (the "Common Stock") (other than shares held by holders who perfected their appraisal rights under Section 262 of the Delaware General Corporation Law) was either canceled or converted into the right to receive $2.75 in cash. As a result of the cancellation or conversion of the Common Stock in connection with the LG&E Merger, and in accordance with the terms of the Junior Preferred Stock as set forth in the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate") at 5:00 p.m. on December 14, 1995, each share of Junior Preferred Stock will now automatically convert (the "Scheduled Conversion") into the right to receive $.00275 (being .001 of the amount that each share of Common Stock was converted into pursuant to the LG&E Merger). Prior to the Scheduled Conversion, a holder of Junior Preferred Stock may still exercise their rights to convert their shares, however, upon such exercise the holder will be required to pay to Hadson's transfer agent (for the Company's account) $3.225 per share exercised, and will only receive $2.75 in return (being the amount that each share of Common Stock was converted into pursuant to the LG&E Merger). In May, 1995, the Company provided written notice of these matters to the record holders of the Junior Preferred Stock.

              The transactions consummated in connection with the LG&E Merger did not alter or amend the terms of the Junior Preferred Stock as set forth in the Restated Certificate and as described below. The preceding is merely an explanation of how the LG&E Merger will affect the issued and outstanding shares of the Junior Preferred Stock.

              The information set forth in LG&E Energy's press release, dated May 15, 1995 and attached as an exhibit hereto, is incorporated by reference herein as partial answer to this item.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

                         99.1  Press release dated May 15, 1995

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        HADSON CORPORATION
                                        (Registrant)



Date:   May 26, 1995                    BY:   /s/ Richard N. Coffman
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                                              RICHARD N. COFFMAN
                                              Vice-President & Controller